EXHIBIT 10.5


MERRILL LYNCH [Logo]

CONSENT TO ADVISORY REFERRAL

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED or one of its affiliates ("Merrill Lynch") has been requested by ("Client") to provide to Client or assist Client in obtaining advisory services ("Services") in connection with the contemplated acquisition, recapitalization, sale of business or other corporate finance service (a "Transaction"). Merrill Lynch believes that McColl Partners ("Advisor") may be able to provide, and may have an interest in providing, such Services for Client, and Merrill Lynch is therefore desirous of referring Client's request to Advisor. Accordingly, and in order to induce Merrill Lynch to refer Client's request for Services to Advisor, Client hereby acknowledges and agrees as follows:

1. Client hereby grants permission to Merrill Lynch to refer Client's request for Services to Advisor, and in furtherance thereof Client authorizes and directs Merrill Lynch to furnish to Advisor all financial statements and other information furnished by Client to Merrill Lynch, together with such other information about Client, its business and affairs and/or owners as may now or hereafter be in the possession of Merrill Lynch.

2. Client understands that if Client obtains Services from Advisor following a referral by Merrill Lynch, Merrill Lynch will receive a fee or other compensation (the "Fees") from Advisor not to exceed twenty percent (20%) of the total fee received by the Advisor from the client in the event a Transaction is consummated through Services provided by Advisor. Merrill Lynch will advise the Client of the actual Fees received by Merrill Lynch in connection with a Transaction upon receipt of such Fees. In addition, Merrill is, or may become, engaged or may participate in other transactions with Advisor or affiliates of Advisor, and Merrill Lynch may receive a fee or other compensation in regard to such activities. Client will not, on the other hand, be obligated to directly pay Merrill Lynch a fee for the referral services contemplated hereby, whether or not Client obtains Services from Advisor.

3. Client understands that except for the referral contemplated hereby, in no event will Merrill Lynch or its employees be representing Client or Client's interests or acting as an agent for Client in obtaining Services or in consummating a Transaction or in any discussions or negotiations with Advisor or potential purchaser of Client's business.

4. Client further acknowledges that neither Merrill Lynch (and its employees and agents) nor Advisor (and its employees and agents) is an agent of the other, and under no circumstances will Merrill Lynch have any liability to Client for, and Client agrees that it shall hold Merrill Lynch harmless from all losses, claims, costs and expenses incurred by the Client as a result of, any act or omission of Advisor, including any delay by Advisor in providing or refusal by Advisor to provide the Services for Client, or for any other action or inaction of Advisor.


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Advisor will in its sole  discretion  determine its  willingness  to provide the
Services and the terms and conditions and manner in which such Services are provided. Likewise, Client may in its sole discretion determine whether or not to accept Services from Advisor and the terms and conditions thereof.

5. Client may at any time terminate this consent without any obligation to Merrill Lynch.


Dated
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By:
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Printed Name:
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Title:
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